UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2022

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CNO	New York Stock Exchange
Rights to purchase Series E Junior Participating Preferred Stock		New York Stock Exchange
5.125% Subordinated Debentures due 2060	CNOpA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2022, CNO Financial Group, Inc. (“CNO” or the “Company”) announced that Bruce Baude, the Company’s chief operations and technology officer, will be leaving the Company effective December 31, 2022. Mr. Baude’s separation results from the Company’s elimination of his role and is an involuntary termination by the Company without “Just Cause” for the purposes of the CNO Services, LLC Executive Severance Pay Plan. Accordingly, Mr. Baude is entitled to certain severance benefits subject to and in accordance with the terms of the plan, including his execution and non-revocation of a waiver and release of claims in favor of the Company and compliance with certain non-disclosure and non-solicitation obligations. Mr. Baude will not receive any discretionary payments in connection with his separation.

In order to assist with the orderly transition of his responsibilities and rescoping of his former role, Mr. Baude will serve as a consultant to the Company for up to 12 months following his separation date. Mr. Baude will be entitled to a monthly consulting fee of $8,500. A copy of the Consulting Agreement with Mr. Baude is filed as Exhibit 10.1 to this Form 8-K, and the foregoing summary description of the Consulting Agreement is qualified in its entirety by reference to such exhibit.

On December 8, 2022, CNO also announced that, following Mr. Baude’s departure, two key senior leaders will be elevated from reporting to Mr. Baude to reporting directly to Gary C. Bhojwani, chief executive officer, and joining the executive leadership group: Jean Linnenbringer as chief operations officer and Mike Mead as chief information officer. Both appointments are effective January 1, 2023.

Ms. Linnenbringer, 60, has more than 30 years of operations management experience in the insurance and financial services industries. She joined CNO in 2015 and since August 2017 has served as the Company’s senior vice president of enterprise operations. Mr. Mead, 56, has more than 25 years of experience in general management and technology leadership within the insurance industry. He joined CNO in 2018 as senior vice president and chief information officer.

A copy of the press release relating to the above is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01(d).	Financial Statements and Exhibits.

10.1	Consulting Agreement, dated December 6, 2022, between CNO Services, LLC and Bruce K. Baude.
99.1	Press Release of CNO Financial Group, Inc. dated December 8, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: December 8, 2022
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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